                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  / /

Filed by a Party other than the Registrant   / /

Check the appropriate box:

/ /      Preliminary Proxy Statement

/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

/X/      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12


                          Acrodyne Communications, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      A. Robert Mancuso, President and CEO
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                         ACRODYNE COMMUNICATIONS, INC.
                             516 TOWNSHIP LINE ROAD
                              BLUE BELL, PA 19422

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 1999

     The 1999 Annual Meeting of Stockholders (the "Meeting") of Acrodyne Communications, Inc. (the "Company"), will be held at the Cedar Brook Country Club, 180 Penllyn Road, Blue Bell, Pennsylvania 19422 at 11:00 A.M., local time, for the following purpose:

     To consider and vote on the following proposals:

     (1) The Election of seven directors to serve for the ensuing year and until their successors are elected.

     (2) The ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants.

     (3) The approval and adoption of the Company's 1999 Long-Term Incentive Plan (the "1999 Plan").

     (4) The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     The record date for determining stockholders of record eligible to vote at the Meeting is May 5, 1999.

                                          By Order of the Board of Directors,

                                          /s/ David B. Amy

                                          David B. Amy,
                                          Secretary

May 14, 1999

     Stockholders are invited to attend the meeting in person.

STOCKHOLDERS CAN HELP MANAGEMENT AVOID UNNECESSARY EXPENSE AND DELAYS BY PROMPTLY RETURNING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. THEREFORE, PLEASE FILL OUT, DATE, SIGN AND RETURN THE PROXY IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                         ACRODYNE COMMUNICATIONS, INC.
                             516 TOWNSHIP LINE ROAD
                              BLUE BELL, PA 19422

                            ------------------------

                                PROXY STATEMENT
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 1999

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Acrodyne Communications, Inc. (the "Company") for use in voting at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held at the Cedar Brook Country Club, 180 Penllyn Road, Blue Bell, Pennsylvania on June 15, 1999 at 11:00 A.M., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. Solicitation of proxies will be made by mail, telephone and, to the extent necessary, personal interviews. Proxies may be solicited by officers and employees of the Company without additional compensation to them. All expenses incident to the preparation of proxy material and solicitation of proxies are to be paid by the Company. It is anticipated that on or about May 14, 1999 this proxy statement and the enclosed form of proxy will be mailed to stockholders. The Annual Report to Stockholders for the fiscal year ended December 31, 1998 will accompany this proxy statement.

     The persons (the "Proxies") named in the accompanying proxy have advised the Company of their intention, if no contrary instructions are given, to vote the shares represented by the proxies received by them:

     (i) FOR the election as directors of the Company of those persons designated as the Board of Directors nominees;

     (ii) FOR the engagement of another independent accountant as the Company's principal accountant; and

     (iii) FOR the approval and adoption of the Company's 1999 Long-Term Incentive Plan;

     (iv) In their discretion with respect to such other business as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE FOREGOING PROPOSALS. Please refer to this Proxy Statement for detailed information on each of these proposals. At this time, management knows of no other matters which are expected to come before the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted at the Meeting by notice in writing to the Secretary of the Company, or by attending the Meeting and voting in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a proxy.

RECORD DATE AND SHARE OWNERSHIP

     The Board of Directors of the Company has fixed the close of business on May 5, 1999 as the record date (the "Record Date") for the determination of the stockholders entitled to receive notice of, and to vote at, the Meeting. The only outstanding classes of stock of the Company are (i) its Common Stock, par value $.01 per share (the "Common Stock"), and (ii) its 8% Convertible Redeemable Preferred Stock, par value $1.00 per share (the "8% Preferred Stock").

     As of April 30, 1999 there were 6,769,523 shares issued and outstanding of the Common Stock, and 6,500 shares issued and outstanding of the 8% Preferred Stock.

VOTING

     The Common Stock and the 8% Preferred Stock are the only securities of the Company entitled to vote at the Meeting. At the Meeting, each share of Common Stock is entitled to one vote and each share of 8% Preferred Stock is entitled to 27.68 votes. The Common Stock and the 8% Preferred Stock vote as one class. There are no cumulative voting rights with respect to the Common Stock or the 8% Preferred Stock.

QUORUM

     The presence at the Meeting of the holders of a majority of the shares of stock outstanding on the Record Date, in person or by proxy, constitutes a quorum for the transaction of business by such holders at the Meeting. The stockholders present may adjourn the meeting despite the absence of a quorum.

OTHER PROPOSALS

     The Board does not know of any matter other than the foregoing that is expected to be presented for consideration at the Meeting.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

     The seven individuals named in the table below are the Company's nominees for election to the Board of Directors. Each of the nominees currently serves on the Company's Board of Directors. The directors are elected for a term of one year and will hold office until the next annual meeting of the stockholders or until his or her successor has been elected and qualified. At the Annual Meeting, all directors will be elected to serve until the 2000 Annual Meeting of Stockholders.

     Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. Should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the solicited proxy will vote for the election of such other person in their stead as may be designated by the Board of Directors.

     The nomination and election of directors is subject to the provisions of an investment agreement, dated as of January 27, 1999 among Sinclair, the Company and Mr. Mancuso which was previously approved by the Company's stockholders at a special meeting. Pursuant to the investment agreement, the Board of Directors shall comprise of 3 directors nominated by Sinclair Broadcast Group, Inc., ("Sinclair") including Nathaniel Ostroff as Chairman, 2 directors nominated by Acrodyne's president and CEO, Robert Mancuso, and 2 independent directors not affiliated with Sinclair or the Company.

                                                                                                        SERVED AS
NAME                                            AGE   POSITION WITH COMPANY                           DIRECTOR SINCE
---------------------------------------------   ---   ---------------------------------------------   --------------
Nat S. Ostroff...............................   58    Chairman of the Board of Directors              January 1999
A. Robert Mancuso............................   61    President and Chief Executive Officer           May 1991
                                                      of the Company and Acrodyne
                                                      Industries, Inc.
Martin J. Hermann............................   60    Director of the Company                         May 1991
David S. Smith...............................   48    Director of the Company                         January 1999
David B. Amy.................................   46    Director and Secretary of the Company           January 1999
Richard P. Flam..............................   56    Director of the Company                         January 1999
Michael E. Anderson..........................   44    Director of the Company                         March 1999

     Proxies will be voted FOR the election of all of the above named nominees unless the stockholders indicate that the proxy shall not be voted for all or any one of the nominees. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

     Nat S. Ostroff has served as Chairman of the Board of Directors since he was elected at the special meeting of the stockholders of the Company, on January 27, 1999. Mr. Ostroff is Vice President for New Technology since joining Sinclair in January of 1996. Prior to joining Sinclair, he was the President and CEO of Comark Communications, Inc., a manufacturer of UHF transmission equipment. Mr. Ostroff founded Acrodyne Industries, Inc. in 1968 and served as its first President and CEO. He is the Chairman of ALTV Engineering Advisory Committee.

     A. Robert Mancuso has been President and Chief Executive Officer of the Company since May 1991. Mr. Mancuso had also served as the Chairman of the Board of Directors of the Company from October 1994 through January 1999. Mr. Mancuso has also served as President and Chief Executive Officer of Acrodyne Industries, Inc. a wholly-owned subsidiary of the Company, since its acquisition by the Company in October 1994. From July 1991 to October 1994, he was also president of R.M. Hudson Co., Inc. financial consultants for mergers and acquisitions. From January 1987 to June 1991, he served as vice president of Reichhold Chemicals, a specialty chemical company. From January 1987 to June 1991, he also served as president of RBH Dispersions, another specialty chemical company. From July 1986 to December 1989, he was senior vice president of Polychrome Corporation, a manufacturer of film and printing plates for the ink industry. Prior to 1986, Mr. Mancuso was employed by Union Carbide Corporation for 26 years.

     Martin J. Hermann has served as Secretary and General Counsel of the Company from May 1991 through January 27, 1999. Mr. Hermann serves as Director, a position he has held since May 1991. Mr. Hermann has been engaged in the private practice of law since 1963.

     David D. Smith has served as Director since he was elected at the special meeting of stockholders of the Company held on January 27, 1999. Mr. Smith has served as President, Chief Executive Officer and Chairman of the Board of Sinclair since September 1990. From 1984 to 1990, he served as General Manager of WPTT in Pittsburgh, Pennsylvania. In 1980, Mr. Smith founded Comark Television, Inc. From 1978 to 1986, Mr. Smith co-founded and served as an officer and director of Comark Communications, Inc.

     David B. Amy has served as Director since he was elected at the special meeting of stockholders of the Company held on January 27, 1999. Mr. Amy has served as Chief Financial Officer of Sinclair since October 1994. In addition, he serves as Secretary of Sinclair Communications, Inc., a Sinclair subsidiary, which owns and operates Sinclair's broadcasting operations. From 1986 until October 1994, Mr. Amy served as Sinclair's Corporate Controller. Mr. Amy originally joined Sinclair in 1986, as a business manager for WPTT in Pittsburgh, Pennsylvania.

     Richard P. Flam has served as Director since he was elected at the special meeting of stockholders of the Company held on January 27, 1999. Mr. Flam is a Consultant of RF, Microwave and Antenna technology to companies in the Electronics Manufacturing sector. From 1980 to 1996 he was President and CEO of Flam & Russell, Inc., a producer of sophisticated RF Equipment and Systems for military applications and a leader in test systems for Stealth Technology. Previously, he held management and engineering positions with Hazeltine Corporation and American Electronic Laboratories, Inc. Mr. Flam is a Fellow of the Institute of Electrical and Electronic Engineers and holds B.S. and M.S. degrees in Physics from Rensselaer Polytechnic institute and Rutgers University, respectively.

     Michael E. Anderson has served as Director since March 22, 1999.
Mr. Anderson is a Managing Director in the Media and Leisure group at Salomon Smith Barney with a primary focus on the Broadcasting and Cable Industries. Prior to the Salomon Smith Barney merger, Mr. Anderson was a member of the Media/Telecom group at Smith Barney having joined the firm in June 1992.
Mr. Anderson was formerly a Senior Vice President at Kidder, Peabody & Company Inc., having served from 1983 to 1992 in various capacities, including assignments in the Media and Communications and Advisory group, as well as two years in their London office. From 1977 to 1981, Mr. Anderson served as officer in the U.S. Navy. He received his M.B.A. from Columbia University and a B.S. from Cornell University.

     Directors will serve in such capacity until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board or pursuant to an employment agreement.

BOARD OF DIRECTORS MEETINGS, COMPENSATION.

     The Board of Directors held three (3) meetings during the fiscal year ended December 31, 1998 at which all directors were present and acted by unanimous written consent on several occasions. The Company does not have a standing audit, compensation or nominating committee, and the directors were nominated for election at the Meeting pursuant to the Investment Agreement.

     Directors are reimbursed for travel and other reasonable expenses related to Board of Directors meetings. Directors are not paid any fees for attending Board of Directors meetings.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE VOTING RIGHTS ISSUED AND OUTSTANDING IS REQUIRED TO ELECT THE COMPANY'S NOMINEES FOR THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE COMPANY'S NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth certain information about the executive officers of the Company. All officers and directors hold office until their respective successors are elected and qualified, or until their earlier resignation or removal.

NAME                                                    AGE   POSITION
-----------------------------------------------------   ---   -----------------------------------------------------
A. Robert Mancuso....................................   61    President and Chief Executive Officer of the
                                                              Company and Acrodyne Industries, Inc.

Nat S. Ostroff.......................................   58    Chairman of the Board of Directors of the
                                                              Company and Chairman of the Management
                                                              Committee of Acrodyne Industries, Inc.

Ronald R. Lanchoney..................................   53    Chief Financial Officer of Acrodyne
                                                              Industries, Inc.

     A. Robert Mancuso has been President and Chief Executive Officer of the Company since its inception in May 1991. Mr. Mancuso had also served as the Chairman of the Board of Directors of the Company from October 1994 through January 1999. Mr. Mancuso has also served as President and Chief Executive Officer of Acrodyne Industries, Inc., a wholly-owned subsidiary of the Company ("Acrodyne"), since its acquisition by the Company in October 1994. From July 1991 to October 1994, he was also president of R.M. Hudson Co., Inc., financial consultants for mergers and acquisitions. From January 1987 to June 1991, he served as vice president of Reichhold Chemicals, a specialty chemical company. From January 1987 to June 1991, he also served as president of RBH Dispersions, another specialty chemical company. From July 1986 to December 1989, he was senior vice president of Polychrome Corporation, a manufacturer of film and printing plates for the ink industry. Prior to 1986, Mr. Mancuso was employed by Union Carbide Corporation for 26 years.

     Nat S. Ostroff has served as Chairman of the Board of Directors since he was elected at the special meeting of the stockholders of the Company held on January 27, 1999. Mr. Ostroff has served as Sinclair's Vice President for New Technology since joining Sinclair Broadcast Group, Inc. in January of 1996. Prior to joining Sinclair, he was the President and CEO of Comark Communications, Inc., a manufacturer of UHF transmission equipment. Mr. Ostroff founded Acrodyne Industries, Inc. in 1968 and served as its first President and CEO. He is the Chairman of ALTV Engineering Advisory Committee.

     Ronald R. Lanchoney has been the Chief Financial Officer of the Company since March 2, 1998. During the one month period prior to that date, Mr. Lanchoney held the position of consulting CFO for the Company, providing financial consulting services to the Company on a part-time basis. As an independent financial consultant, Mr. Lanchoney operated his own management and financial consulting business from August 1996 until joining the Company on a full-time basis in March 1998. From 1978 to mid-1996, Mr. Lanchoney was the executive vice president of I/O Corporation, a company which he co-founded and which is a distributor of advanced technology electrical and electronic control equipment. From 1970 to 1978, Mr. Lanchoney held various positions including division controller with I-T-E Imperial Corporation, a manufacturer of high and low voltage electrical switch gear, distribution and control equipment.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned by the Company's executive officers for services provided during the Company's fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                                            ANNUAL COMPENSATION        ------------
                                                                         --------------------------    SECURITIES
                                                               FISCAL                    OTHER         UNDERLYING
NAME AND PRINCIPAL POSITION                                    YEAR       SALARY      COMPENSATION     OPTIONS (#)
------------------------------------------------------------   ------    --------    --------------    ------------
A. Robert Mancuso
  Chairman of the Board, President and CEO..................    1998     $150,000      $900/month         200,000
                                                                1997     $150,000    auto allowance          None
                                                                1996     $150,000                         137,500

Daniel D. Traynor
  General Manager and Vice President
  of Acrodyne 1996..........................................    1998     $126,500                          75,000
                                                                1997     $126,500                            None
                                                                1996     $126,500                          37,500

Dr. Timothy P. Hulick
  Vice President--Engineering
  of Acrodyne...............................................    1998     $113,000                          75,000
                                                                1997     $113,000                            None
                                                                1996     $113,000                          37,500

Ronald R. Lanchoney, CFO....................................    1998       90,000                          50,000
                                                                1997         None                            None

     Mr. Lanchoney was hired as Chief Financial Officer on March 2, 1998 at an annual salary of $80,000. During the one month period prior to that date, Mr. Lanchoney served as consulting CFO to the Company, providing financial consulting services to the Company on a part-time basis. On August 31, 1998, Mr. Lanchoney began receiving compensation of $90,000.

     As of January 27, 1999, Mr. Traynor and Mr. Hulick were not re-elected as corporate officers of the Company for the year 1999, but operating under Employment agreements, their compensation remains the same, with their varied duties.

     On January 27, 1999 Mr. Nat Ostroff was elected as Chairman of the Board of Directors and Chairman of the Management committee of the Company and was granted compensation in the amount of $150,000 annually.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The Company has two stock option plans approved by the Board of Directors and the Company's stockholders: the 1993 Stock Option Plan and the 1997 Stock Option Plan.

     The purpose of the Stock Plans are to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal propriety interest in the Corporation by employees and directors of, and consultants to, the Corporation and its Subsidiaries upon whose judgments and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such employees, directors and consultants with incentives to put forth maximum efforts for the success of the Corporation's business. It is also expected that such incentives will enable the Corporation and its Subsidiaries to attract desirable personnel.

     1993 Stock Option Plan. Under this plan, options for 250,000 were granted to executive employees in 1993 and 1994, all of which are exercisable.

     1997 Stock Option Plan. Under this plan, options for up to 650,000 shares of Common Stock may be granted.

     In June 1998, the Board of Directors granted 450,000 options under the 1997 Stock Option Plan to employees. The options had an exercise price of $4.50 per share. On October 16, 1998, in a response to the decline in the public market price of Acrodyne's securities and the public stock markets generally, the Board of Directors resolved to reprice such options to $3.00 per share.

     Both plans were amended on November 19, 1998 to make options exercisable for 10 years from the date of grant, unless prior to the expiration of such options, the option holder ceases to be employed by Acrodyne due to Acrodyne's termination for cause, the option holder's voluntary termination, or the option holder's death or permanent and total disability. In such events, the option remains exercisable for a period not extending beyond three months after the date of cessation of employment.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR 1998
                              (INDIVIDUAL GRANTS)

                                                                      PERCENT OF
                                                        NUMBER OF     TOTAL OPTIONS
                                                        SECURITIES    GRANTED TO       EXERCISE
                                                        UNDERLYING    EMPLOYEES        PRICE PER
NAME                                                     OPTIONS       IN 1998          SHARE       EXPIRATION DATE
-----------------------------------------------------   ----------    -------------    ---------    ----------------

A. Robert Mancuso....................................     200,000         44.44%         $3.00        June 8, 2008

Daniel D. Traynor....................................      75,000         16.67%         $3.00        June 8, 2008

Dr. Timothy P. Hulick................................      75,000         16.67%         $3.00        June 8, 2008

Ronald R. Lanchoney..................................      50,000         11.11%         $3.00        June 8, 2008

Brian Byrnes.........................................       7,500          1.67%         $3.00        June 8, 2008

Elmer Lipsey.........................................      15,000          3.33%         $3.00        June 8, 2008

Martin Hermann.......................................      20,000          4.44%         $3.00        June 8, 2008

Robert Raucci........................................       7,500          1.67%         $3.00        June 8, 2008

Mesa Capital.........................................      25,000                        $3.50      December 8, 2008

  Total grants in fiscal 1998........................     475,000

     In January 1999, Mr. Mancuso received 175,000 stock options from the 1997 Stock Option Plan, at an exercise price of $3.88, as part of his 1999 Employment Agreement.

     The Stock Options for Mr. Mancuso, Mr. Hulick, Mr. Traynor, and
Mr. Lanchoney, will become exercisable over a four year period, beginning on June 30, 1997. The Stock Options for Mr. Byrnes became exercisable on June 30, 1998. The Stock Options for Mr. Lipsey became exercisable on June 30, 1997. 12,500 of the Stock Options held by Mr. Hermann became exercisable on June 30, 1997 and 7,500 on June 30, 1998. The Stock Options for Mr. Raucci became exercisable on June 30, 1998.

     In December of 1998, the Company granted 25,000 stock options at an exercise price of $3.50, from the 1997 Stock Option Plan to a consultant, Mesa Capital, for services. Such options were valued at $65,000 at the time of issuance and were recorded as an expense for fiscal year ending December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED          IN-THE-
                                                     SHARES         OPTIONS AT YEAR-END       MONEY OPTIONS AT YEAR-END
                                     NUMBER OF       ACQUIRED ON    EXERCISABLE (E)/           EXERCISABLE (E)/
NAME                                 HELD OPTIONS    EXERCISE       UNEXERCISABLE (U)            UNEXERCISABLE
----------------------------------   ------------    -----------    ----------------------    --------------------------
A. Robert Mancuso.................      612,500        -0-                E  395,833                 E   $251,999
                                                                          U  216,667                 U   $101,000

Daniel D. Traynor.................      112,500        -0-                E   75,000                 E    $51,750
                                                                          U   37,500                 U    $35,250

Dr. Timothy P. Hulick.............      112,500        -0-                E   75,000                 E    $51,750
                                                                          U   37,500                 U    $35,250

Ronald R. Lanchoney...............       50,000        -0-                E   25,000                 E    $23,500
                                                                          U   25,000                 U    $23,500

Directors/Consultants.............       75,000        -0-                E   75,000                 E    $58,000
                                                                          U        0                 U         $0

EMPLOYMENT AGREEMENTS

  Mancuso Employment Agreement

     As a condition to the Sinclair investment, the Company entered into an employment agreement with Mr. Mancuso (the "Employment Agreement"). The Employment Agreement has an initial three year term, and automatically renews for successive two year terms. Mr. Mancuso is entitled to a minimum base salary of $175,000 per year and an annual bonus, not to exceed his base salary, equal to 5% of Acrodyne's earnings before interest and taxes for each fiscal year, excluding costs for research and development, as determined from Acrodyne's audited statement of operations. In addition, Mr. Mancuso was given options to purchase up to 175,000 shares of Common Stock under the 1997 stock option plan at an exercise price of $3.88 per share. 58,333 of these options became exercisable on January 1, 1999, 58,333 will become exercisable on January 1, 2000 and 58,334 will become exercisable on January 1, 2001. Mr. Mancuso also has an automobile allowance of $900.00 per month. Mr. Mancuso's employment agreement includes a non-competition obligation that extends for two years following the expiration of the agreement or the earlier termination of his employment.
Mr. Mancuso is entitled, upon his termination without cause, to a severance payment in an amount equal to his base salary for the then-remaining term of his employment agreement plus one additional year of base salary.

  Traynor Employment Agreement

     Mr. Traynor is employed by the Company under an employment agreement which will be subject to a renewal on October 24, 1999. Under such employment agreement, Mr. Traynor is entitled to, among other things, a minimum base salary of $126,500 per year and a bonus equal to between 10% and 70% of Mr. Traynor's base salary. Such percentage is to be based on the relationship between Acrodyne's actual earnings before taxes for each year and Acrodyne's budgeted earnings before taxes for such year.

  Hulick Employment Agreement

     Mr. Hulick is employed by the Company under an employment agreement which will be subject to a renewal on October 24, 1999. Under such employment agreement, Mr. Hulick is entitled to, among other things, a minimum base salary of $113,000 per year and a bonus equal to between 10% and 70% of Mr. Hulick's base salary. Such percentage is to be based on the relationship between Acrodyne's actual earnings before taxes for each year and Acrodyne's budgeted earnings before taxes for such year.

     Pursuant to the terms of their respective employment agreements, each of Mr. Traynor and Dr. Hulick are entitled, upon a termination without cause, to a severance payment in an amount equal to base salary for the then remaining term of such employment agreement plus one additional year thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of shares of Common Stock, as of April 30, 1999, and 8% Preferred Stock, as of the same date, by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock or 8% Preferred Stock, (ii) each director, (iii) each director nominee, (iv) the executive officers and (v) all directors and officers as a group:

                                                        NAME & ADDRESS         AMOUNT & NATURE
                                                         OF BENEFICIAL          OF BENEFICIAL       PERCENT
TITLE OF CLASS                                             OWNER(A)               OWNERSHIP        OF VOTING STOCK
-------------------------------------------------   -----------------------   -----------------    ---------------
Common Stock.....................................   Sinclair                  2,897,999 shares(b)       32.10%

Common Stock.....................................   A. Robert Mancuso           612,500 shares(c)        6.41%

Common Stock.....................................   Martin J. Hermann            63,000 shares(d)        0.90%

Common Stock.....................................   Ronald R. Lanchoney          50,000 shares(e)        0.35%

All officers and directors as a group
  (3 persons)....................................                               533,833 shares(f)        7.68%


                                                                               PREFERRED STOCK
                                                        NAME & ADDRESS            ASSUMING
                                                         OF BENEFICIAL           CONVERSION
                                                           OWNER(A)           INTO COMMON STOCK
                                                    -----------------------   -----------------
8% Preferred Stock...............................   Furst Associates             85,116 shares(g)        1.22%

8% Preferred Stock...............................   Eagle Partners               45,672 shares(g)        0.65%

8% Preferred Stock...............................   FM Partners                  35,292 shares(g)        0.50%

8% Preferred Stock...............................   Dynamic Value Partners       13,840 shares(g)        0.19%

------------------

(a) The address of Sinclair Broadcast Group, Inc. is 2000 W. 41st Street, Baltimore, Maryland 21212. The address of Mr. Mancuso and Mr. Lanchoney is c/o the Company, 516 Township Line Road, Blue Bell, Pennsylvania 19422. The address of Mr. Hermann is 725 Glen Cove Avenue, Glen Head, New York 11545. The address of Furst Associates, Eagle Partners and FM Partners is
    Suite 105, 621 E. Germantown Pike, Plymouth Valley, Pennsylvania 19401. The address of Dynamic Value Partners is 1959 Fourth Street, South Naples, Florida 34102.

(b) Includes 1,431,333 shares of Common Stock issued to Sinclair under the subscription agreement, includes 800,000 shares of Common Stock which Sinclair purchased from the Scorpion Investors and 666,666 shares of Common Stock issuable upon the exercise of warrants exercisable immediately after the closing of the Sinclair Investment on January 27, 1999.

(c) Includes 237,500 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Mancuso consisting of (i) 137,500 shares of Common Stock issuable pursuant to the 1993 Stock Option Plan, of which 100,000 and 37,500 options vested on October 14, 1995 and June 9, 1996, respectively and
    (ii) 100,000 shares of Common Stock issuable upon the exercise of options issued pursuant to the terms of Mr. Mancuso's 1994 employment agreement, of which 33,333 options vested on January 1, 1995 ,1996 and 1997. Includes 200,000 shares of Common Stock granted under the 1997 Stock Option Plan of which 50,000 vested on June 30, 1997 and 50,000 vested on June 30, 1998. Includes 200,000 shares of Common Stock granted according to the 1999 Employment Agreement under the 1997 Stock Option Plan of which 58,333 vested on January 1, 1999.

(d) Includes 20,000 shares of Common Stock issuable upon the exercise of vested options granted under Acrodyne's 1997 Stock Option Plan.

(e) Includes 25,000 shares of Common Stock issuable upon the exercise of vested options granted under Acrodyne's 1997 Stock Option Plan.

(f) Reflects beneficial ownership of all directors and officers and includes 598,333 shares of Common Stock issuable upon the exercise of options. None of the officers or directors of Acrodyne beneficially owns any shares of Preferred Stock.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(g) Preferred Stockholders own in aggregate 6,500 share of Preferred Stock at a conversion rate at which one share of Preferred Stock equals 27.68 shares of Common Stock. Furst Associates owns 3,075 shares of Preferred Stock or 47.31% of the issued and outstanding Preferred Stock. Eagle Partners owns 1,650 shares of Preferred Stock or 25.38% of the issued and outstanding Preferred Stock. FM Partners owns 1,275 shares of Preferred Stock or 19.62% of the issued and outstanding Preferred Stock and Dynamic Value Partners owns 500 shares of Preferred Stock or 7.69% of the issued and outstanding Preferred Stock. Since the Preferred class does not vote as an independent class, this table assumes the conversion of all Preferred Stock to Common Stock to accurately reflect beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 27, 1999 Sinclair Broadcast Group acquired a significant equity interest in Acrodyne. Pursuant to the subscription agreement, Sinclair has made a cash infusion of $4.3 million in Acrodyne in receipt of 1,431,333 shares of Acrodyne's common stock and warrants to purchase up to an aggregate of 8,719,225 shares over a term of seven years at prices ranging from $3.00 to $6.00 per share. Of such warrants, 6,000,000 are exercisable only upon Acrodyne's achievement of increased product sales or sales of products with new technology. Sinclair has also acquired an additional 800,000 shares of common stock previously held by the Scorpion/New Light investment group. Sinclair now holds an aggregate of 2,231,333 shares of Acrodyne, representing approximately 32.1% of issued common stock, assuming no warrants are exercised. If Sinclair were to exercise all warrants received pursuant to the Subscription Agreement, Sinclair would own 10,950,558 shares of Common Stock, representing 59.06% of all outstanding voting stock on a fully diluted basis.

     This transaction also included an investment agreement, dated as of January 27, 1999 among Sinclair, Acrodyne and Mr. Mancuso (the "Investment Agreement"), with respect to Acrodyne's governance and providing for, among other things, the composition of the Board of Directors, restrictions on certain corporate, securities and affiliated party transactions, a standstill agreement by Sinclair and an enhanced role for Acrodyne's independent directors.

     As a condition to the Sinclair Investment and under the terms of the Investment Agreement, Acrodyne's Board of Directors was reconstituted to include seven members: three directors nominated by Sinclair, including Mr. Nat Ostroff as Chairman, Mr. David Smith and Mr. David Amy, as Directors, two additional directors nominated by Mr. A. Robert Mancuso, which includes Mr. Mancuso and Mr. Martin Herman and in addition two independent directors who were nominated by mutual consent of Sinclair and Mr. Mancuso, Mr. Richard Flam and Mr. Michael Anderson.

     Any future transactions between the Company and any affiliate thereof will be on terms no less favorable to the Company than those which are generally available from unaffiliated third parties and must be ratified by a majority of independent members of the Company's Board of Directors who do not have an interest in such transaction.

REDEMPTION OF SERIES A PREFERRED STOCK

     As part of the Sinclair transaction, on January 27, 1999, the Company redeemed all 326,530 shares of the Series A 8% Redeemable Convertible Preferred Stock issued in September 1998 to the Scorpion/New Light investment group. The Company paid a total of $1,031,780 for the shares and accrued dividends.

                                  PROPOSAL II
                       ENGAGEMENT OF ARTHUR ANDERSEN LLP
                      AS THE COMPANY'S INDEPENDENT AUDITOR

     Subject to shareholder ratification, the Board of Directors has resolved not to re-appoint the firm of PricewaterhouseCoopers LLP as the Company's independent auditor. It has further been resolved that the Company appoint Arthur Andersen LLP, as the Company's independent auditor and principal accountant commencing on April 30, 1999.

     PricewaterhouseCoopers LLP had served as the Company's independent auditor since the Company's inception in May 1991. PricewaterhouseCoopers LLP's reports of the company's financial statements for the past two fiscal years ended December 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. Since their appointment, there were no disagreements with PricewaterhouseCoopers, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote FOR the engagement of Arthur Andersen, LLP as the Company's independent auditor. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE VOTING RIGHTS ISSUED AND OUTSTANDING IS REQUIRED TO APPOINT A NEW INDEPENDENT AUDITOR.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ENGAGEMENT OF ARTHUR ANDERSEN DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

                                  PROPOSAL III
                 ADOPTION OF THE 1999 LONG-TERM INCENTIVE PLAN

     The summary of the main features of the Long-Term Incentive Plan is qualified in its entirety by the complete text of the plan which is set out as Appendix A to this Proxy Statement.

THE 1999 PLAN

     On March 22, 1999, the Board of Directors adopted, subject to the approval of the Company's stockholders, the 1999 Long-Term Incentive Plan of Acrodyne (the "1999 Plan"). The 1999 Plan will become effective only upon approval by a majority of the issued and outstanding shares of the Company entitled to vote at the Annual Meeting. Awards made pursuant to the 1999 Plan may be in the form of stock, restricted stock, stock options, stock appreciation rights, or cash. Assuming that the stockholders approve the 1999 Plan, the Company will be able to make stock-based awards to participants in the 1999 Plan (each, a "Participant") of up to an aggregate of 2,000,000 shares of Common Stock. In addition, an award may be in the form of a "performance award" which will be paid or vested only upon attaining one or more pre-established objective performance goals related to the Company or its subsidiaries and as determined by the committee administrating the 1999 Plan.

  Purpose

     The purpose of the 1999 Plan is to advance the interests of the Company, by enabling the Company to attract, retain and motivate qualified individuals to make major contributions to the success of the Company and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company.

  Eligibility

     Any individual (employee or non-employee) whose performance, in the judgment of an independent committee elected by the Board, can have an effect on the success of the Company is eligible to be a Participant under the 1999 Plan.

  Terms

     The maximum number of shares of Common Stock with respect to which awards consisting of options or stock appreciation rights may be issued to any one Participant in any one calendar year under the 1999 Plan is 1,500,000 shares. Such maximum will be decreased for any Participant by the number of shares of Common Stock underlying existing options or stock appreciation rights previously granted to such Participant pursuant to the 1999 Plan.

     The maximum number of shares of Common Stock or units denominated in such shares (other than any awards consisting of options or stock appreciation rights) that may be awarded to any one Participant in any one calendar year is 350,000 shares.

     The maximum aggregate award to any one Participant in any one calendar year consisting of cash or otherwise, shall be $300,000 (other than awards consisting of options or stock appreciation rights, or otherwise consisting of shares of Common Stock or units denominated in such shares).

     The price at which shares of Common Stock may be purchased upon exercise of an Incentive Option shall not be less than the fair market value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a non-qualified option shall be not less than 50% of fair market value of the Common Stock on the date of grant.

  Administration

     The 1999 Plan is administered by a committee consisting of at least two members of the Board of Directors who qualify as Non-Employee Director under rule 16b-3(d)(3)(i) of the Exchange Act. The Committee shall be appointed from time to time by the Board of Directors. The 1999 Plan authorizes the Committee to prescribe, or take actions as deemed appropriate to implement or interpret the provisions of the 1999 Plan. The Board of Directors may amend the 1999 Plan at any time as determined appropriate, without further action of the stockholders except as required by law; provided, however, that no change in any option granted may be made that would impair the rights of the optionee without the consent of such optionee. Notwithstanding the foregoing, the 1999 Plan cannot be amended to increase the total number of shares issuable thereunder, or the maximum number of shares with respect to which options or stock appreciation rights may be issued to any Participant in any calendar year, without the approval of the stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following does not purport to be a complete summary of the Federal income tax considerations relevant to awards granted under the 1999 Plan. In addition, the tax consequences of awards under state, local or foreign law may differ from the consequences under Federal income tax law as described below.

  Stock Options

     Options Granted to Non-Employee Participants.

     A non-employee Participant who is granted a stock option pursuant to the 1999 Plan generally will recognize no taxable income at the time of the grant, but generally will recognize taxable income upon the exercise of such stock option. The amount of income recognized by such Participant upon the exercise of the stock option will be measured by the excess, if any, of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price paid therefor. The Company will generally be entitled to a compensation deduction corresponding to the amount of income recognized by the non-employee participant.

     Options Granted to Employee Participants.

     Options granted to employee Participants under the 1999 Plan may consist of incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NQSOs").

     An employee Participant that receives a stock option qualifying as an ISO pursuant to the 1999 Plan generally will recognize no taxable income upon the grant of such option. Further, subject to the discussion below, such Participant generally will not recognize taxable income upon the exercise of such option and the receipt of the Common Stock subject to such option. Provided the requirements for an ISO are complied with, the Company will not be entitled to a compensation deduction with respect to the issuance or exercise of an ISO to a participating employee.

     If shares of Common Stock received upon exercise of an ISO are disposed of within either (a) two years from the date of grant of the ISO or (b) one year from the date of transfer of such shares of Common Stock to the Participant upon exercise, the excess of the fair market value of the shares of Common Stock on the date of the ISO's exercise (or, if less, the amount realized upon the disposition of the shares) over the exercise price of the ISO will be includible in the Participant's income as ordinary compensation income, and the remainder of any gain upon such disposition will constitute capital gain to the Participant. If the amount realized upon such disposition is less than the exercise price paid for the shares of Common Stock, the Participant will recognize no ordinary income upon such exercise and will recognize a capital loss to the extent of such shortfall. The Company generally will be entitled to a compensation deduction only to the extent that the Participant realizes ordinary compensation income.

     An employee Participant who is granted an NQSO pursuant to the 1999 Plan generally will recognize no taxable income at the time of the grant of such option, but generally will recognize taxable income upon the exercise of such option. The amount of income recognized upon such exercise will be measured by the excess, if any, of the fair market value of the shares of Common Stock subject to such option at the time of exercise over the exercise price paid therefor. The Company will generally be entitled to a compensation deduction corresponding to the amount of income recognized by the employee Participant.

     Stock Appreciation Rights.

     In general, a Participant that receives an award consisting of a stock appreciation right (an "SAR") will not recognize taxable income upon the grant of such SAR. Upon exercise of an SAR, the amount of cash or fair market value of any unrestricted shares of Common Stock received by the Participant will be taxable to such Participant as ordinary income and the Company will be entitled to a corresponding compensation deduction in the same amount.

     Awards of Shares of Common Stock.

     A Participant that receives an award consisting of unrestricted shares of Common Stock generally will recognize compensation income at the time of grant in an amount equal to the fair market value of such shares at the time of grant, and the Company will be entitled to a corresponding compensation deduction at such time.

     A Participant that receives an award consisting of restricted shares of Common Stock generally will not realize taxable income at the time of grant, and the Company will not be entitled to a corresponding compensation deduction at such time, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of the shares of Common Stock subject to an award, the Participant will recognize ordinary income in an amount equal to the fair market value of such shares at the time of vesting, and the Company will be entitled to a corresponding compensation deduction. Dividends paid with respect to restricted shares of Common Stock during the restriction period, if so provided, will also be compensation income to the Participant and the Company will be entitled to a corresponding deduction. A Participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award. If such an election is made, the Company will be entitled to a corresponding compensation deduction at such time.

     Application of Section 162(m).

     Section 162(m) of the Code generally disallows a federal income tax deduction to public companies to the extent that compensation paid to the company's chief executive officer and each of the company's four other most highly compensated officers in any single fiscal year exceeds $1 million. Certain compensation, including "performance-based" compensation meeting the requirements of Section 162(m), is excluded from the determination as to whether the $1 million threshold has been reached with respect to a particular employee. Provided the Company's shareholders approve the 1999 Plan as described above, the Company believes that any compensation attributable to stock options and stock appreciation rights that are granted with an exercise price at least equal to the fair market value of the underlying shares of Common Stock at the time of grant will qualify as "performance-based" compensation and so will not be includible in the calculation of the $1 million threshold with respect to any Participant. The Company is continuing to evaluate whether it is necessary or desirable to comply with the requirements of Section 162(m) with respect to other compensation issuable to a Participant under the 1999 Plan.

OPTIONS GRANTED UNDER THE 1999 PLAN.

     Subject to shareholders approval, the Board of Directors intends to grant Nat. S. Ostroff options to purchase 300,000 shares of Common Stock at an exercise price of $3 per share under the 1999 Plan. The Board has not yet determined the exercise schedule of these options. On April 30, 1999, the Company's Common Stock traded for $3.00 per share.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE VOTING RIGHTS IS REQUIRED TO ADOPT THE 1999 LONG-TERM INCENTIVE PLAN.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE LONG-TERM INCENTIVE PLAN OF ACRODYNE, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

                             STOCKHOLDERS PROPOSALS

     Stockholders who wish to present proposals at the 2000 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this proxy statement. Proposals must be received no later than January 11, 2000 for inclusion in next year's proxy statement and proxy card.

                          ANNUAL REPORT ON FORM 10-KSB

     Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-KSB filed with the Commission for the year ended December 31, 1998. This request should be directed to the Corporate Secretary, Acrodyne Communications, Inc., 516 Township Line Road, Blue Bell, PA 19422.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 was required, the Company believes that all persons subject to the reporting requirements of
Section 16(a) filed all required reports on a timely basis during the past fiscal year.

                              GENERAL INFORMATION

     The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

     Directors, officers and regular employees of the Company may, without additional compensation, solicit proxies either personally or by telephone, telegram or special letter.

     At this time, the Board of Directors knows of no other business that will come before the Meeting. However, if any other matters properly come before the Meeting, the persons named as Proxies will vote on any such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ David B. Amy

                                          David B. Amy,
                                          Secretary

April 30, 1999